UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2011

THE MALAYSIA FUND, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	811-05082	23-2451533
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

522 FIFTH AVENUE, NEW YORK, NEW YORK	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 296-6990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On November 16, 2011, Morgan Stanley Investment Management Inc. (“MSIM”) settled an administrative and cease-and-desist proceeding by the U.S. Securities and Exchange Commission relating to The Malaysia Fund, Inc. (NYSE: “MAY”) (the “Fund”), a closed-end investment company managed by MSIM. Pursuant to the settlement, MSIM made a payment to the Fund totaling $1,302,074.92, which increased the Fund’s net asset value per share, as calculated at 4:00 p.m. on November 16, 2011, by approximately $0.17. For more details about the proceeding and the settlement, please refer to the Order instituting the proceeding at In the Matter of Morgan Stanley Investment Management Inc., Investment Advisers Act of 1940 Release No. 3315 (Nov. 16, 2011).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Malaysia Fund, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MALAYSIA FUND, INC.

Date: November 16, 2011	By:	/s/ Arthur Lev
	Name:	Arthur Lev
	Title:	President and Principal Executive Officer

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